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                                                                    EXHIBIT 12.1


                        PXRE GROUP LTD. AND SUBSIDIARIES

             COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
             CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                      FIXED CHARGES AND PREFERRED DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)

                                            Six Months Ended                       Year ended December 31,
                                         ---------------------- -----------------------------------------------------------------
                                           2004        2003        2003         2002          2001         2000         1999
                                           ----        ----        ----         ----          ----         ----         ----
Net income                                $ 63,267    $ 45,085   $  96,648    $  64,545    $  (17,967)  $ (10,800)   $   (42,139)
Income taxes                                 1,313       1,880         841       17,829        (4,532)    (12,006)       (13,149)
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
                                          $ 64,580    $ 46,965   $  97,489    $  82,374    $  (22,499)  $ (22,806)   $   (55,288)

Fixed charges:

Interest expense                             7,130       7,037      13,034       11,585        13,301      13,653         12,705
Appropriated portion (1/3) of rentals          321         366         997        1,205           873         953            718
Interest expense on premiums withheld
  under ceded reinsurance contracts          4,441       4,683       9,078        9,846             -           -              -
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
  Total fixed charges                       11,892      12,086      23,109       22,636        14,174      14,606         13,423
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Earnings (loss) before income taxes and
  fixed charges                           $ 76,472    $ 59,051   $ 120,598    $ 105,010    $   (8,325)  $  (8,200)   $   (41,865)
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Preferred dividend requirements           $  6,956    $  6,427   $  13,113    $   9,077    $        -   $       -    $         -
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Ratio of pre-tax income to net income         1.02        1.04        1.01         1.28          1.25        2.11           1.31
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Preferred dividend factor                 $  7,100    $  6,695   $  13,227    $  11,584    $        -   $       -    $         -
Total fixed charges                         11,892      12,086      23,109       22,636        14,174      14,606         13,423
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Total fixed charges and preferred
dividends                                 $ 18,992    $ 18,781   $  36,336    $  34,220    $   14,174   $  14,606    $    13,423
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Ratio of earnings to fixed charges            6.43        4.89        5.22         4.64         (0.59)      (0.56)         (3.12)
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------

Ratio of earnings to combined
   fixed charges and
   preferred dividends                        4.03        3.14        3.32         3.07         (0.59)      (0.56)         (3.12)
                                         ----------  ---------- ------------ ------------ ------------- ----------- -------------
Deficiency in ratio                                                                            22,499      22,806         55,288
                                                                                          ============= =========== =============
Deficiency in combined ratio                                                                   22,499      22,806         55,288
                                                                                          ============= =========== =============
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